Feihe International, Inc. Announces Resignation of CFO Jonathan Chou

Mr. Liu Hua Named Acting CFO

BEIJING and LOS ANGELES, November 19, 2010 /PRNewswire Asia-FirstCall/ -- Feihe International, Inc. (NYSE: ADY; "Feihe International" or the "Company") (formerly known as American Dairy, Inc.), one of the leading producers and distributors of premium infant formula, milk powder and soybean, rice and walnut products in China, today announced that Jonathan Chou, Chief Financial Officer, is resigning from his position at the company to move to Singapore for personal reasons, effective November 16, 2010. Mr. Liu Hua, the Company's Vice Chairman, Secretary, Treasurer and director will serve as Acting Chief Financial Officer, as well as Principal Accounting Officer, until a new Chief Financial Officer is appointed.

Mr. Liu has been the Company’s Vice Chairman since April 2008, and he has also served as Secretary, Treasurer and a director since May 2003.  From May 2003 to April 2008, Mr. Liu served as the Company’s Chief Financial Officer, Secretary, and Treasurer.  From November 2000 to May 2003, Mr. Liu served as the Financial Officer of Feihe Dairy. Mr. Liu received a bachelor’s degree in finance and economics from Xian Jiaotong University and from Shenzhen University.

Mr. Liu’s extensive finance, industry, and executive experience provide the Company with valuable resources in understanding company operations and evaluating strategic opportunities.  He was instrumental in improving the company's finance functions as well as procuring financing.

"We thank Jonathan for his significant contributions during an important period in the Company’s history," said Leng You-Bin, Chairman and Chief Executive Officer. "Although we are sorry to see Jonathan leave, we are pleased that he has built a solid team and improved reporting processes that will continue to benefit the company.  We are confident that Mr. Liu is well prepared to serve as Acting Chief Financial Officer as we seek a permanent replacement."

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) (formerly known as American Dairy, Inc.), is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People's Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Baiquan, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, two dairy farms, seven production facilities with an aggregate milk powder production capacity of approximately 1,250 tons per day and an extensive distribution network that reaches over 90,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions. Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

CONTACT
In the U.S.: ir@americandairyinc.com
In China: May Shen, IR Manager
               86-10-8457-4688 x8810
               shenchunmei@americandairyinc.com